Execution Copy
1

                         AMENDMENT NO.1
                               TO
                      AMENDED AND RESTATED
                       SEVERANCE AGREEMENT
                         BY AND BETWEEN
              CNF INC. AND SANCHAYAN C. RATNATHICAM
                    Effective January 1, 2003

This Amendment No. 1 (this "Amendment") is made to the Amended and Restated Severance Agreement as of December 4, 2001 by and between CNF Inc., a Delaware corporation (the "Company"), and Sanchayan C. Ratnathicam (the "Executive") (the "Severance Agreement").

WHEREAS, on December 4, 2001, the Company and the Executive entered into this Severance Agreement;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and of its stockholders to amend the Severance Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the Company and the Executive agree as follows (capitalized terms used without definition have the meanings given to those terms in the Severance Agreement):

1. Amendment to Severance Payment. The severance payment set forth in
     Section 6.1(A) of the Severance Agreement shall be amended in its entirety to read as follows:

     (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's annual base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the Change in Control and (ii) the average annual bonus earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Change in Control.

2. Amendment to Additional Retirement Benefits. The additional retirement benefits set forth in Section 6.1(D) of the Severance Agreement shall be amended in its entirety to read as follows:


     (D) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor  plan  thereto, the  Company  shall  pay  the
          Executive a lump sum amount, in cash, equal to the excess, if any, of (i) the actuarial equivalent of the aggregate retirement pension which the Executive would have accrued under the terms of all Pension Plans (without regard to any amendment to any Pension Plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined only for the purposes of meeting the Rule of 85 (as defined in the Company Retirement Plan) as if the Executive (A) had accumulated (after the Date of Termination) thirty-six
          (36) additional months of service credit thereunder and
          (B) had attained an age which is three years older than the age the Executive had attained as of the Date of Termination, over (ii) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination; provided, however, if the Rule of 85 applies to the Executive on the Date of Termination, then no payment shall be due under this Section 6.1 (D). For purposes of this Section 6.1(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the applicable Pension Plan immediately prior to the Date of Termination or, if more favorable to the Executive, immediately prior to the Change in Control.

3.   Amendment to Definition of the Term "Good Reason".   Section
     15(P)  of  the Severance Agreement (definition of  the  term
     "Good Reason") shall be amended by deleting the following paragraph at the end of Section 15(P):

          "Notwithstanding anything in this Agreement to the contrary, if the Executive's employment is terminated by the Executive for any reason during the one-month period commencing on the first anniversary of a Change in Control, such termination shall be deemed a termination of the Executive's employment for Good Reason."

4. Effective Date. The effective date of this Amendment shall be January 1, 2003. Except as expressly amended, the Severance Agreement remains unchanged and in full force and effect.

                         CNF INC.
                         By:       /s/ Gregory L. Quesnel
                                   -----------------------------
                         Name:     Gregory L. Quesnel
                         Title:    President and Chief Executive
                                   Officer

                         EXECUTIVE
                         By:       /s/ Sanchayan C. Ratnathicam
                                   -----------------------------
                         Name:     Sanchayan C. Ratnathicam
                         Address:  704 Murphy Drive
                                   San Mateo, CA 94402